EMPLOYMENT  AGREEMENT



THIS EMPOYMENT AGREEMENT is made as____, 2000 (the "Effective Date"), by and between Nicole Industries. Inc.. a Nevada corporation (the "Company") and Ju Young Park ("Employee") with reference to the following facts.

A.	  The  Company  desires  to  retain  Employee  as i ts President and Chief
Executive Officer, and Employee desires to serve the Company in such capacity.

B.	  The Company and Employee desire to set forth their agreement relating to the terms and conditions of such employment.

   NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and of other good and valuable consideration that the Company and Employee have received and accepts as sufficient, the Company and Employee agree as follows:

1. 	Employment.   the Company hereby employs Employee to render exclusive and full-time services subject to the terms  and  provisions  of  this Agreement.
Employee shall  be  an officer of the Company  and  shall  have  the   titles
"President" and "Chief Executive Officer"

2.	Acceptance of. Employment.    Employee  hereby  accepts  employment by the
Company subject to the to the terms and provisions of this  Agreement,    and
agrees   to  devote   his  best  talents  and abilities to the service of the
Company as the Company may direct during the tone hereof.     It is expressly
understood and agreed that in the performance  of  his duties and obligations
hereunder,   Employee   shall   at   all   times   be  subject to the control
and direction of   the Board of Directors of the Company or such other person
(the "Reporting Person")   as  the Board of Director  of  the   Company   may
designate from time to time.

3.	Term.         Notwithstanding the date on which this Agreement is actually
executed  by the Company and Employee   or   the   date  on which Employee is
actually elected President and Chief Employee Officer of the Company,     the
term of this Agreement shall begin as of______________, 2000,       and shall
continue until December 31, 2001, unless sooner terminated   as   hereinafter
provided.

4. Duties.

Services. 	      Employee shall perform the duties of the President and Chief
Executive Officer of the Company. As President and Chief Executive Officer of the Company, Employee shall be continue for performing the following duties.


4.1.1 the supervision of the Company's day-to-day business operations;

4.1.2 the development and implementation of the Company's business plan;

4.1.3 the   negotiation   of   contractual   relationships with the Company's
strategic partners and costomers;


4.1.4 the hiring of such personnel as may be necessary to implement the Company's business plan;

4.1.5  the   preparation   and   implementation  of the Company's capital and
operating budgets: and

4.1.6 such other duties as the Reporting Person or the Board of Directors of the Company (the "Board of Directors") may specify from time to time.

Employee shall perform his services under this Agreement within the framework of the Company's then current business plan and budget, as approved by the Board of Directors, and shall advise and consult with the Board of Directors and the Reporting Person with respect to all significant personnel matters, including hirings and terminations, and capital expenditures.

5.	Compensation.

5.1	Salary. In full consideration for his performance of services under this
Agreement and in complete discharge of the Company's salary o bligations hereunder, the Company shall pay to Employee: and Employee shall accept from the Company the following (subject to all withholding requirements which may be imposed by applicable federal, state or local authorities);

5.1.1 	for the periods from the Effective Date through  June  30,  2001, the
Company shall have no obligations to pay Employee any salary;

5.1.2 for the periods on and after June 30, 2001, the Company shall pay Employee a reasonable salary based on the Company's revenues and cash requirements, which salary shall be mutually acceptable to the Company and employee;

5.1.3 reimbursement for all reasonable expenses incurred by Employee in connection with the performance of his duties under this Agreement, provided that such expenses are documented in accordance with the Company's normal policies as in effect from time to time;

5.1.4 such fringe benefits (such as paid vacations and participation in medical insurance plans and Employee benefit plans) as may be authorized from time to time by the Board of Directors for payment or provision to Employee; provided that in any event Employee shall be entitled to all fringe benefits as are generally available to all executive officers of the Company; and

5.1.5 such other benefits (if any) as may be authorized from time to time by the Board of Directors for payment or provision to Employee; provided that in any event Employee shall be entitled to all fringe benefits as are generally available to all executive officers of the Company.

5.2	Bonus.  Promptly after the end of cash calendar year during the terns of this Agreement., the Company shall review Employee's performance during the period then ended and shall determine whether the Company shall pay Employee a bonus with respect to such period and. if so, the amount of such bonus. At the start of each calendar year of the term of this Agreement, the Company and Employee shall use their good faith efforts to establish the goals and criteria for Employee's performance during the following year;


provided that neither party shall be deemed to have breached any obligation under this Agreement solely by reason of any delay or failure to establish any such goals or criteria. Employee acknowledges and agrees that nothing in this Agreement or the Company's general policies shall require the Company to pay Employee a bonus for any calendar year to pay Employee a bonus in particular amount or to pay Employee a bonus by reason of the Company's payment of a bonus to any other Employees of the Company.

5.3	Annual Review.  At the end of each calendar year during the term of this
Agreement, the Board of Directors shall review the salary and other benefits payable and provided to Employee under this Agreement and shall adjust such salary and benefits effective as of the first day of the following year to reflect Employee's performance during the just-ended period. Nothing in this
Section 5.3 shall obligate the Company  to   increase   the   salary  and/or
benefits payable or provided to Employee as   a  result  of any such review;
provided that in no event shall the Company reduce the salary or benefits payable or provided to Employee as a result of such review.

6.Policies and Regulations. Employee shall observe, comply with and he bound by all of the policies,rules and regulations established by the Company with respect to its employees and otherwise, all of which are subject to change by the Company from time to time.

7.	Termination.

7.1	Termination by the Company.

7.1.1 Without Cause. The Company may terminate this Agreement at any time without cause upon thirty (30) days prior written notice to Employee. This Agreement shall terminate automatically at the end of such 30-day period and the Company shall have no obligation to provide Employee any further notice of termination.

7.1.2 With Cause     The  Company  may  terminate   this   Agreement    for
"cause" by giving to Employee thirty (30) days prior written notice of termination. For purposes of this Section 7.1.2, the term "cause" shall mean and include only:

A.	conviction of or confession by Employee to theft, fraud, or embezzlement against the Company;

B.	 the  incapacity or disability  of   Employee,   as  a  result  of which
Employee is prevented from fully performing Employee's services under this Agreement for a consecutive period of sixty (60) days or longer or an aggregate of ninety (90) days or more during any twelve-month period:

C.   Employee's   refusal   or   failure,   after   specific   notice   and
demand by the Company, to diligently perform services for the Company as required by Section 4..1 hereof;

D. 	Employee's breach or violation of any material policy or regulation  of the Company, including, but not limited to, any policy or regulation dealing with sexual harassment, discrimination based on age, sex, race,
religion or other protected category, illicit   drugs,  and   environmental
protection matters;

E.	Employee's taking of any action which requires the prior approval of the
Reporting Person without such approval; and

F.Employee breach of or failure to perform any of his obligations under the Invention Agreement, as that term a defined in Section 10.2, below.

If the Company proposes to terminate this Agreement under clause A, or clause B above., this Agreement shall terminate automatically at the end of such 30-day period and the Company shall have no further obligation to give Employee any further notice of termination. If the Company proposes to terminate this Agreement under any of clause C., D., E., or F., above, this Agreement shall terminate automatically at the end of such 30-day period and the Company shall have no further obligation to give Employee any further notice of termination unless Employee has cured, to the reasonable satisfaction of the Company, during such 30-day period the alleged cause of termination and the Company provides Employee written notice of its acceptance of such cure. Notwithstanding anything in this Agreement to the contrary, if the Company proposes to terminate this Agreement for cause under this Section 7.1.2, so long as t he Company provides Employee a reasonable opportunity to cure any alleged cause, if the Company is required to do so, the Company may terminate this Agreement as of the date of the initial notice of termination and pay Employee an additional thirty (30) day's of severance compensation.

7.2 	Termination by Employee

7.2.1 For Cause. Employee may terminate this Agreement for "cause" by giving the Company thirty (30) days prior written notice of termination for purposes; of this Section 7.2.1,the term "cause" shall mean and include the Company's breach to failure to perform any of its material obligations under this Agreement. If Employee proposes to terminate this Agreement under this Section 7.2.1, this Agreement shall terminate automatically at the end of such 30-day period unless the Company has cured, to the reasonable satisfaction of Employee, its alleged breach or failure to perform during such 30-day period and Employee provides the Company written notice of its acceptance of such cure.

7.2.2	Salary Determination.  If,  on  or before August 1, 2001, the Company and Employee do not agree on the salary to be paid to Employee for the period on and after July 1, 2001, Employee may terminate this Agreement by giving the Company thirty (30) days prior written notice of termination. If Employee proposes to terminate this Agreement under this Section 7.2.2,this Agreement shall terminate automatically at the end of such 30-day period unless the Company and Employee have agreed on the applicable salary during such 30-day period.

7.2.3 For Good Reason. Employee may terminate this Agreement at any time for "Good Reason" by giving to the Company sixty (60) days prior written notice of termination of this Agreement.Employee must deliver his notice of termination under this Section 7.2.3 within sixty (60) days after the occurrence of any of the events specified below. This notice of termination must set forth in reasonable detail the facts and circumstances that support Employee's claim of tight to terminate this Agreement under this
Section 7.2.3. For purposes of this Section 7.2.3, the term "Good Reason" shall mean and include only the occurrence of any of the following events within ninety (90) days after the occurrence of a Change in Control, as defined in Section 7.2.4 below:

A.	  the  Company  reduces   Employee's   salary   payable   under   Section
5.1.1 above from that in effect on the Effective Date (or from any higher salary that was put in effect as of any subsequent date);

B.	  the  Company  discontinues   providing  to   Employee   any    material
fringe benefit or other benefit  described  in  either  of  Sections   5.1.4
and 5.1.5 above, and fails to provide Employee with substantially equivalent alternative benefits; provided that Employee shall not have "Good Reason" on
the  occurrence  of   any   event   described   in   this   clause  B if the
discontinuation  of   the  fringe  or  other  benefit  is as a result of the
discontinuation of such benefit for all Employee officers of the Company;

C.	A  material  change  occurs  in  the functions, duties, responsibilities, reporting relationship, location of work, and/or title of  Employee which is not agreed to by Employee; provided that none of(i) a change in the identity or title of the Reporting Person,  or  (ii)  a  change  in Employee's title following the merger or  consolidation  of the  Company  with  or  into  any
other  corporation or entity or   (iii)  a temporary  changing  any  of  the
matters described in   this  clause  C   for  a   period  of  no  more  than
sixty (60)  consecutive days as a  result  of   Employee's   incapacity   or
disability shall by itself constitute an event described in this clause C;or

D.	 the Company   requires   Employee  to  perform any function or duty, the
performance of which would violate any material statute or public policy the violation of which could expose Employee to personal liability or which would have a material adverse effect on Employee's business reputation.

7.2.4 Change of Control. For purposes of Section 7.2.3 above, the term "Change of Control" means the occurrence of any of the following events:

A. 	 an  acquisition  (other  than  directly from the Company) of any voting securities of the Company by any person or g roup of affiliated or related person, immediately after which such person or group of persons has beneficial ownership (within the meaning of the Securities Exchange Act of 1934) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; provided that this Section shall not apply to an acquisition of voting securities by ET or any employee benefit plan or trust maintained by or for the benefit of the company or its employees;

B.	a merger, consolidation or reorganization involving  the  Company, unless all of the following conditions see satisfied;

C.	the shareholders of the Company,immediately before such transaction, own, directly or indirectly, immediately after such transaction, in substantially the same proportion as their ownership of the voting securities of the Company immediately before such transaction, at least fifty one percent (51%) of the outstanding voting securities of (a) the corporation resulting from such transaction (the "Surviving Corporation") or (b) the immediate parent corporation of the Surviving Corporation; and

D.	the individuals  who  were  Directors  of  the Company at the time of the execution of the agreement providing for such transaction constitute, immediately after the transaction, at least a majority of the members of the board of directors of (a) the Surviving Corporation or (b) a c orporation
beneficially owning,  directly  or  indirectly,   a  majority  of the voting
securities of the Surviving Corporation: or

E.	a complete liquidation or dissolution of the Company; or

F. the sale or other disposition of all or substantially all of the Company's assets to any person other than a sale or transfer of all or any portion of the Company's assets to another corporation in which the Company owns, immediately after such sale or transfer, eighty percent (80%) or more of the outstanding voting securities of such corporation.

7.3	Employee's Death, This Agreement shall terminate automatically as of the date of Employee's death,

Effect of Termination.

8.1	Termination By the Company Without Cause. If the Company terminates this
Agreement under Section 7.1.1 above without cause, the Company shall pay to Employee the following severance benefits;

8.1.1 severance compensation in an amount equal to six (6) months salary payable at the rate then applicable under Section 5.1.1 above;

8.1.2 all premiums payable with respect to the continuation of the participation by Employee and his dependents in the Company's medical insurance plan for the period equal to the greater of (i) twelve (12) months after the date of termination and (ii) the period through the date on which Employee and his dependents became eligible to participate in the medical insurance plan of any employer other than the Company;

The Company shall pay the severance compensation payable to Employee under clause A, above in the same monthly or other periodic installments in which the Company paid Employee his salary under this Agreement.

8.2	Termination by Employee.    If Employee  terminates this Agreement under
Section 7.2 above, the Company shall pay to Employee the following severance benefits:

8.2.1 severance compensation in an amount equal to twelve (12) months'salary payable at the rate then applicable under Section 5.1.1 above; and

8.2.2 all premiums payable with respect to the continuation of the participation by Employee and his dependents in the Company's medical insurance plan for the period equal to the greater of (i) twelve (12) months after the date of termination and (ii) the period through the date on which Employee and his dependents become eligible to participate in the medical insurance plan of any employer other than the Company.

The Company shall pay the severance compensation payable to Employee under clause A. above in the same monthly or other periodic installments in which the Company paid Employee his salary under this Agreement.

8.3 Other Termination In the event of the termination of this Agreement in a manner to which neither of Sections 8. I and 8.2 above apply, and except as otherwise specifically provided in this Agreement, the Company shall be released and discharged of and from all obligations under this Agreement except for its obligation to pay to Employee monies due and owing to Employer with respect to services performed prior to the date of termination of this Agreement.

9.	Successors.   This  Agreement shall inure to the benefit of the Company's successors and assigns, the Company  may assign this Agreement and grant its
rights hereunder in whole or is part to a corporation with which  it 	may be
merged, consolidated, or combined, or to a corporation which may acquire all of a major portion of the Company's assets; provided that no such assignment shall be effective unless and until any such assignee shall expressly assume all of the Company's obligations hereunder.

10.		Confidential Information.

10.1	Confidentiality.    Employee shall not,  either during the term of this
Agreement or thereafter, except in the proper course of his performance of services under this Agreement, use or divulge, publish or disclose to any
person, first or company whomever  any   confidential  information  of   the
Company or any of its affiliate, subsidiary, or parent companies which he has heretofore received or obtained or hereafter receives or obtains, in relation to (a) the earnings, profits, costs, expenses or other financial aspects of the Company or such other company, (b) the clients, customer lists, or marketing practices of the Company or such other company, or (c) any other confidential information of the Company or such other company.The term "confidential information" shall mean all that information which here or hereafter is not generally known and which is confidential or proprietary to the Company or such other company. A11 information disclosed to Employee, or which Employee may obtain or have access to by reason of his employment under this Agreement, whether such information is originated by Employee or by others, which Employee reasonably should believe to be confidential information, or which is treated by the Company as confidential information, shall be treated for all purposes under this Agreement as confidential information. Immediately upon termination of his employment hereunder Employee shall return to the Company all records, files, documents and other materials (in whatever form or media) and all copies thereof, which contain or relate to any confidential information of the Company.

10.2 Ownership of Confidential Information. Employee hereby acknowledges that all Confidential Information is the property of the Company.

10.3	 Invention Assignment.   Simultaneously  with  his  execution  of  this
Agreement and effective as of the Effective Date of this Agreement, Employee
shall   execute  and  deliver  to  the  Company  an  Proprietary Information
Agreement   in   the   form  set  forth in Exhibit A hereto  (the "Invention
Agreement"). Employee's obligation under the Invention Agreement shall be in addition to his obligations under this Agreement.

11.	Injunctive Relief. Employee hereby acknowledges and agrees that it would be difficult  to  fully  compensate  the  Company  for  damages for a breach
(or threatened breach of any of the provisions of Sections 4.1 or 10 hereof. Accordingly, Employee specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of Sections 4.1 and 10 hereof and that such relief may be granted without the necessity of proving actual damages. The foregoing provision with respect to injuntive relief shall not, however, prohibit the Company from pursuing any other rights or remedies available to the Company for such breach or threatened breach, including, but not limited to the recovery or damages from Employee or any third parties.

12.  Miscellaneous Provisions.

12.1	Notices.   Any  notice   given pursuant to this Agreement may be served
personally on the party   to   be   notified  or may be mailed, with postage
theroon fully prepaid, by certified or registered mail with return receipt requested, addressed to the person at the address set forth on the signature page of this Agreement, or at such other address as such party may from time
to time designate in writing.   Any  notice  shall  be deemed delivered when
given, if personally served, and ten (10) business days after mailing, if mailed.

12.2 . All rights and remedies of the parties hereto are separate and cumulative, and no one of them, whether exerciscd or not, shall be deemed to limit or exclude any other rights or rernedies which the parties hereto may have. Neither party hereto shall be deemed to waive any rights or remedies under this Agreement unless such waiver be in writing and signed by such party. No delay or ommission on the part of either party hereto in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver of any fight or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

12.3 Severability. If any provision or portion thereof of this Agreement is held to be unenforceabe or invalid, the remaining provisions and portions thereof shall nevertheless be given, and continue in full force and effect.

12.4   Section Headings.   Section  headings oontained in this Agreement are
for convenience only and are not a part of this Agreement and do not in any way limit or modify the provisions of this Agreement.

12.5   Survival of Certain Provisions.    Notwithstanding  anything  to  the
contrary contained herein,   in  the  event  of  any  termination  of   this
Agreement, the Company shall retain all of its rights under Sections 8, 10. 11 and 12.7 hereof

12.6   Authorized Representative of  Company.    Although  Employee   is  an
officer of the Company, any and all actions and decisions to be taken or trade by the Company or the Reporting Person under this Agreement or with respect to the employment relationship described in this Agreement, and any and all consents, approvals and agreements permitted or required to be given or made on the part of the Company or the Reporting Person under this Agreement, shall be made and accomplished by the Company only through the actions taken, in writing, of its Chief Financial Officer or such other person or persons as the Board of Directors may from time to time designate.

l2.7 Arbitration, Except for any action for specific performance or injunctive or other equitable relief, any controversy or claim between the Company and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement shall be settled by arbitration conducted in the City of Santa, Barbara in accordance with, and by an arbitrator appointed pursuant to, the Rules of the American Arbitration Association in effect at the time, and judgment upon the award rendered pursuant thereto may be entered in any court having jurisdiction hereof, and all rights or remedies of the parties hereto to the contrary are hereby expressly waived. The arbitration will be conducted in private, and will not be open to the public or the media. The testimony and other evidence presented, and the results of the arbitration, unless otherwise agreed to by both parties, are confidential and may not be made public or reported by any news agency or legal publisher or service.

12.8	  Entire Agreement.  This  Agreement  contains the entire understanding
between the parties hereto,  and  supersedes  any  prior  written  or   oral
agreements between them respecting the subject matter contained herein. There are no representations, agreements, arrangements or understandings, either oral or written, between or among any of the parties relating to the subject matter of this Agreemcnt which are not fully expressed herein.

12.9 Interpretation. Each of the Company and Employee has been represented by independent legal counsel with respect to the negotiation, preparation and negotiation of this Agreement and the consummation of the transactions contemplated herein. Reicker, Clough, Pfau, Pyle, McRoy & Herman LLP ("RCPPMH") has represented only the Company. Therefore, the normal rule of construction that an agreement shall be interpreted against the drafting party shall not apply. Each of the parties waives any claim that he might have against any or all of the other party and/or RCPPMH by reason of RCPPMH's representation of the Company with respect to this Agreement and any potential conflict of interest that might arise as a result of such representation or RCPP's continuing representation of the Company.

12.10 Amendment. This Agreement may be amended only in writing duly executed by all of the parties hereto.

12.11 Governing Law. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties with respect thereto shall be governed by the laws of the State of California.

12.12 Attorney's Fees. In any arbitration, suit or other action between the parties seeking enforcement of any of the terms and provisions of this Agreement, the prevailing party in such arbitration, suit or other action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs, and a reasonable attorney's fees.

(Signatures appear on the following page.)

1N WITNESS WHEREOF, the parties have entered into this Employment Agreement as of the day and year first above written.

	"Company"			                     	"Employee"
	NICOLE INDUSTRIES, INC.

By:____________________________			____________________
Min-Kyung Park, Secretary   						Ju Young Park

Address for Notice:

Attention Secretary

Exhibit A

                     Proprietary Information Agreement